SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 25, 2002


                              QUOTEMEDIA.COM, INC.
        (Exact name of small business issuer as specified in its charter)

                         Commission File Number: 0-28599

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   91-2008633
                                   ----------
                      (IRS Employer Identification Number)

                             14500 Northsight Blvd.
                                    Suite 329
                                 Scottsdale, AZ
                    (Address of principal executive offices)

                                      85260
                                   (Zip Code)

                                 (480) 905-7311
                           (Issuer's Telephone Number)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On February 25, 2002, Quotemedia.com, Inc. (the "Company") engaged Allan G. Hutchison, CPA as its new independent public accountant. The Company's former public accountant, Duncan Budge, C.A., retired from public practice. The decision to engage the Company's certifying accountant was recommended and approved by the Company's Board of Directors.

(b) During the two most recent fiscal years ended December 31, 2000 and 1999 and the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of February 25, 2002, there were no disagreements between the Company and Duncan Budge, C.A. on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.

(c) The report of Duncan Budge, C.A. on the financial statements of the Company for the past two fiscal years ended December 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) The Company has not consulted with Allan G. Hutchison, CPA during the last two fiscal years ended December 31, 2000 and 1999 or during the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of February 25, 2002, on either the application of accounting principles or type of opinion Allan G. Hutchison, CPA might issue on the Company's financial statements.

(e) The Company has requested Duncan Budge, C.A. to furnish a letter addressed to the Securities and Exchange Commission ("SEC") stating whether Duncan Budge, C.A. agrees with the above statements made by the Company. A copy of this letter addressed to the SEC, dated February 25, 2002, is filed as
     Exhibit 16 to this Form 8-K.

ITEM 7. EXHIBITS

Exhibit 16 Letter of Duncan Budge regarding the change in certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2002                 Quotemedia.com, Inc.

                                        By: /s/ Keith Randall
                                            ------------------------------------
                                            Name: Keith Randall
                                            Title: Chief Financial Officer and
                                                    Secretary